                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): MARCH 31, 1998



                           Gothic Energy Corporation
             (Exact name of Registrant as specified in its Charter)



OKLAHOMA                           0-19753                      22-2663839
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(State of incorporation    (Commission File Number)        (IRS Employer ID No.)
or organization)


          5727 SOUTH LEWIS AVENUE - SUITE 700 - TULSA, OKLAHOMA  74105
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                    (Address of principal executive offices)



                                 (918) 749-5666
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              (Registrant's telephone number, including area code)



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         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

      On March 31, 1998, Gothic Energy Corporation ("Gothic") entered into agreements with Chesapeake Gothic Corp and Chesapeake Acquisition Corporation, wholly owned subsidiaries of Chesapeake Energy Corporation ("Chesapeake"), with an expected closing date of April 27, 1998, pursuant to which Gothic will (i) execute a participation agreement granting a 50% interest in substantially all of Gothic's undeveloped acreage, (ii) sell for $20.0 million, subject to closing adjustments, a 50% interest in Gothic's natural gas and oil properties in the Arkoma basin, and (iii) sell 50,000 shares of Series B Preferred Stock, having a liquidation value of $50.0 million, and ten-year warrants to purchase, at an exercise price of $0.01 per share, 2,439,246 shares of Gothic's Common Stock.

      The transactions with Chesapeake are part of a series of transactions that are intended to recapitalize Gothic through (i) the creation of Gothic Production Corporation ("GPC"), a wholly owned subsisiary of Gothic, and the transfer of all of Gothic's natural gas and oil assets to GPC, (ii) the issuance by Gothic of the shares of Series B Preferred Stock, (iii) the sale of the Arkoma basin properties, (iv) the execution of the participation agreement, (v) the issuance by GPC of $235.0 million principal amount of Senior Secured Notes,
(vi) the issuance by Gothic of Senior Secured Discount Notes intended to result in net proceeds of approximately $60.0 million, and (vii) the repayment and/or redemption of substantially all of Gothic's outstanding debt and preferred securities (together, the "Recapitalization"). All of such transactions will be consummated simultaneously and each transaction will be conditioned on the consummation of all the other transactions. The Recapitalization transactions are expected to result in proceeds to Gothic of approximately $365.0 million.






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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS:



      (c)  Exhibits.




    EXHIBIT NUMBER                 DESCRIPTION

         10.1      Press Release dated March 31, 1998

         10.2      Securities Purchase Agreement dated as
                   of March 31, 1998 by and among Gothic
                   Energy Corporation, Chesapeake Gothic
                   Corp. and Chesapeake Acquisition
                   Corporation

         10.3      Sale and Participation Agreement dated
                   March 31, 1998 between Chesapeake
                   Gothic Corporation, Gothic Energy of
                   Texas, Inc. and Gothic Production
                   Corporation

         10.4      Oil and Gas Asset Purchase Agreement
                   dated March 31, 1998 among Chesapeake
                   Gothic Corp., Chesapeake Acquisition
                   Corporation and Gothic Energy
                   Corporation





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

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         GOTHIC ENERGY CORPORATION



Dated:  April 14, 1998              By:   /s/  Michael K. Paulk
                                         --------------------------------------
                                         Michael K. Paulk, President






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